Centerview Partners

Presentation to the Board of Directors

August 23, 2015

Disclaimer

This presentation has been prepared by Centerview Partners LLC ("Centerview") for use solely by the Board of Directors of Hubbell Incorporated *("Hubbell" or the "Company")* in connection with its evaluation of the proposed described herein and for no other purpose. The information contained herein is based upon information supplied by Hubbell and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Hubbell. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Hubbell or any other entity, or concerning the solvency or fair value of Hubbell or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Hubbell as to the future financial performance of Hubbell, and at your direction Centerview has relied upon such forecasts, as provided by Hubbell's management, with respect to Hubbell. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials.

The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview's view of the actual value of Hubbell.

These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of Hubbell (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Hubbell or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

Historical Hubbell Trading and Liquidity

Class A and B Share Price – Last 3 Years

A / B Premium / (Discount)	
Current	(6.7%)
YTD Average	(0.6%)
LTM Average	1.2%
2-yr Average	(2.8%)
3-yr Average	(4.7%)


Hubbell B
Hubbell A
$140
$120
$100
$80
$60
$98.92
$92.31
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15

Class A / B Exchange Ratio – Last 3 Years

Exchange Ratio	
Current	0.933x
YTD Average	0.994x
LTM Average	1.012x
2-yr Average	0.972x
3-yr Average	0.953x


1.200x
1.100x
1.000x
0.900x
0.800x
0.933x
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15

Relative Liquidity[(1)]


0.6%
99.4%
YTD
0.6%
99.4%
LTM
0.8%
99.2%
2-Year
0.8%
99.2%
3-Year
B Shares % of Total
A Shares % of Total

Source: FactSet as of 8/21/15.
(1) Reflects Class A and Class B total volume trading as a % of total share volume over relevant time period.

Review of Select Companies with 2 Classes of Publicly Traded Shares

Includes select U.S. companies with market capitalization and LTM revenues over $1bn

	% of Total Volume Last 3 Years[1]		Low/High Liquidity Share Class Premium / (Discount)				
Company	Low Vote Shares	High Vote Shares	Current	YTD Avg.	1-Yr Avg.	2-Yr Avg.	3-Yr Avg.
Bio-Rad Laboratories	99.7%	0.3%	1.9%	(0.1%)	0.1%	0.1%	(0.0%)
Brown-Forman	97.8%	2.2%	10.6%	4.2%	2.4%	0.5%	0.2%
CBS	99.9%	0.1%	10.8%	4.2%	2.9%	1.5%	1.0%
John Wiley & Sons	99.8%	0.2%	0.3%	0.1%	0.1%	0.0%	0.0%
Lennar	99.2%	0.8%	(16.2%)	(18.6%)	(18.7%)	(17.8%)	(18.9%)
Moog	99.6%	0.4%	0.5%	(0.0%)	0.0%	0.0%	(0.0%)
Rush Enterprises	92.2%	7.8%	(9.9%)	(9.0%)	(10.4%)	(11.9%)	(12.7%)
Twenty-First Century Fox	80.5%	19.5%	(0.1%)	(2.2%)	(2.6%)	(2.2%)	(1.1%)
Viacom	99.0%	1.0%	2.5%	0.5%	0.4%	0.3%	0.8%
Peer Average	**96.4%**	**3.6%**	**0.0%**	**(2.3%)**	**(2.9%)**	**(3.3%)**	**(3.4%)**
Hubbell	**99.2%**	**0.8%**	**(6.7%)**	**(0.6%)**	**1.2%**	**(2.8%)**	**(4.7%)**

Source: FactSet as of 8/21/15.
(1) Reflects Low Vote and High Vote total volume trading as a % of total share volume.

Summary of Key Transaction Terms

- Summary terms reflect current state of discussions
- Reflects draft of reclassification agreement as of August 20th
- **Economic terms:**
  - **Cash premium consideration: $28.00 per share**
  - **Trust expense reimbursement: $4mm cap**

Key Economic Terms	▪ Class A shares reclassified into Common Stock and have 1 vote ▪ Each Class A shareholder additionally receives $28.00 in cash ▪ Each Class B share reclassified into 1 share of Common Stock
Other Key Terms	▪ Company to reimburse Trusts' transaction expenses of up to $4mm ▪ Trusts two year standstill from acquiring shares and taking hostile actions ▪ Trusts entering voting and related non-sale agreement and providing irrevocable proxy to vote in favor of the transaction

Summary of Key Economic Terms

- No change in economic ownership for Class A and Class B shareholders

		Implied Class A Value	
		@ A Share Price	@ B Share Price
Exchange Summary	Conversion Ratio	1.00x	1.00x
	Current Market Share Price	$92.31	$98.92
	Cash Premium Consideration	$28.00	$28.00
	Total Value per Share	**$120.31**	**$126.92**
	% Implied Premium to Class B Market Price ($98.92 as of 08/21/15)	*21.6%*	*28.3%*
	% Implied Premium to Class A Market Price ($92.31 as of 08/21/15)	*30.3%*	*37.5%*

		Current (Econ. / Voting)	After Reclassification
Pro Forma Equity Ownership	Non-Trust Class A Shareholders	6.4% / 37.9%	6.4%
	Trust Class A Shareholders	6.0% / 36.0%	6.0%
	Total Class A Shareholders	12.4% / 73.9%	12.4%
	Class B Shareholders	87.6% / 26.1%	87.6%

		Current	After Reclassification
Reference Data	Aggregate Premium as % of Total Equity Value(1)	- -	3.5%
	Total Amount Spent(2)	- -	$222
	Pro Forma Net Debt / LTM EBITDA	0.2x	0.6x
	Credit Rating	A / A3(3)	No change expected(4)

Source: Public filings and FactSet as of 8/21/15.
Note: Dollars in millions, except per share amounts.
(1) Defined as cash premium consideration to Class A shareholders / current market capitalization.
(2) Includes $28.00 cash premium consideration to Class A shareholders, $4mm fees reimbursed to the Trust and $17mm of estimated Company transaction expenses.
(3) Represents current Hubbell S&P and Moody's credit ratings.
(4) Per Hubbell management guidance.

Analysis of Hubbell's Trading Prices and Implied Premium

Implied Share Price Premium for Class A shareholders based on the proposed implied consideration values of $126.92 and $120.31 based on Class B and A share price, respectively

Share Price Premium

	Closing Share Price		Implied Premium @ Class B Price ($126.92)		Implied Premium @ Class A Price ($120.31)	
Trading Period	**Class B**	**Class A**	**vs. Class B price**	**vs. Class A price**	**vs. Class B price**	**vs. Class A price**
August 21, 2015	$98.92	$92.31	28.3%	37.5%	21.6%	30.3%
1-month VWAP	$103.91	$97.32	22.1%	30.4%	15.8%	23.6%
3-month VWAP	$107.14	$109.37	18.5%	16.0%	12.3%	10.0%
1-Year VWAP	$109.75	$112.92	15.6%	12.4%	9.6%	6.5%
2-Year VWAP	$111.60	$110.80	13.7%	14.5%	7.8%	8.6%
3-Year VWAP	$105.22	$104.01	20.6%	22.0%	14.3%	15.7%

Source: FactSet as of 8/21/15.

Select Non-Trust Class A Considerations

Premium	▪ Receive premium along with significant holder (Trusts) despite diffuse holders and lack of any holder individually possessing "negative control" ▪ Evaluated 28 relevant precedent transactions
Enhanced Liquidity	▪ Class B shares average daily volume traded over the past 3 years is ~260,000, while volume for Class A shares over same period has averaged ~2,000
Potential Enhanced Appeal of Common Stock	▪ Simplified capital structure and enhanced liquidity may attract new investors ▪ Aligned voting interest and equity ownership ▪ Removes voting block with negative control and potential deterrent to future business combinations – Retains same pro forma economic ownership and ability to participate in any associated premium/value creation from future business combinations
Optionality	▪ Not subject to Trusts' agreement to vote in favor of reclassification or "no-shop" restriction ▪ Not subject to standstill entered into by Trusts ▪ Not subject to share sale restrictions entered into by the Trusts
Other	▪ Trusts being compensated for transaction/negotiation-related expenses incurred up to a cap; however, analogous expenses not incurred by Non-Trust Class A holders since not part of negotiation process

Selected Precedent Reclassification Transactions – Summary Observations

- Centerview evaluated historical share reclassification transactions containing comparable characteristics to the current situation for Non-Trust Class A Shareholders, including transactions in which:
  - High vote class of shares held ≥50% collective voting power and/or the ability to appoint the majority of Board Directors
  - U.S. domiciled companies
  - Two publicly traded classes of shares
  - Excluded transactions where incorporation documents explicitly prohibited a premium or that were driven by a separate strategic transaction
- Resulting set of transactions evaluated included 28 precedent share reclassification transactions
- Centerview then further evaluated the sub-set of 18 transactions in which the collective high vote class reduced its voting interest below 50% ("Change of Control Reclassifications")
- For additional reference Centerview evaluated the 5 reclassification transactions, of the 18 Change of Control Reclassifications, in which the high vote class shareholders received a premium

Select Reclassification Transactions – Implied Premium Analysis


Implied Premium to Low Vote Share Price(1)
Implied Premium to Market Capitalization(2)
All Reclassifications (N=28)
Min 0.0% | Mean 3.8% | Median 0.0% | Max 30.6%
Min 0.0% | Mean 0.9% | Median 0.0% | Max 7.9%
Change of Control Reclassifications(3) (N=18)
Min 0.0% | Mean 4.7% | Median 0.0% | Max 30.6%
Min 0.0% | Mean 0.8% | Median 0.0% | Max 5.7%
Premium Reclassifications(4) (N=5)
Min 4.8% | Mean 16.8% | Median 10.0% | Max 30.6%
Min 0.8% | Mean 3.0% | Median 3.1% | Max 5.7%
HUBBELL Implied(5) 28.3%
HUBBELL Implied(5) 3.5%

Source: Public filings, FactSet and Capital IQ.

(1) Defined as ((Cash + Stock Consideration at Low Vote Share Price) / (Pre-Reclassification Value at Low Vote Share Price) – 1).

(2) Defined as (Total High Vote Premium (%) * High Vote Equity Ownership Pre-Reclassification * Equity Value) / Equity Value – 1.

(3) Includes transactions where high voting class voting percentage post-reclassification went below 50%.

(4) Includes transactions where high voting class voting percentage post-reclassification went below 50% and the high vote shareholders received a premium.

(5) Assumes $28.00 cash premium consideration to Class A shareholders, excludes cash reimbursed to the Trust and other transaction expenses.

Precedent Reclassification Transactions Detail

Company	Date Announced	Equity Value At Ann.	# of Votes (High / Low)	Total High Vote – Economic Pre-Reclass	Total High Vote – Economic Post-Reclass	Total High Vote – Voting Pre-Reclass	Total High Vote – Voting Post-Reclass	HV / LV Stock Exchange Ratio	Cash / Stock Consideration	HV Exchange Premium to Low Vote Share Price[1]	Transaction Premium as % Mkt Cap[2]
Tecumseh	Mar-13	$178	1 / 0	27%	27%	100%	27%	1.00x	0% / 100%	0.0%	0.0%
Benihana	Nov-10	$140	1 / 0.1	36%	36%	85%	36%	1.00x	0% / 100%	0.0%	0.0%
Aaron's	Sep-10	$1,315	1 / 0	14%	14%	100%	14%	1.00x	0% / 100%	0.0%	0.0%
Chipotle Mexican Grill	Oct-09	$2,672	10 / 1	52%	52%	92%	52%	1.00x	0% / 100%	0.0%	0.0%
Mueller Water Products	Oct-08	$665	8 / 1	74%	74%	96%	74%	1.00x	0% / 100%	0.0%	0.0%
GameStop	Dec-06	$4,261	10 / 1	39%	39%	87%	39%	1.00x	0% / 100%	0.0%	0.0%
Eagle Materials[3]	Jan-06	$2,145	5.7 / 1	48%	48%	85%	48%	1.00x	0% / 100%	0.0%	0.0%
LocatePlus	Sep-05	$18	1 / 0	60%	60%	100%	60%	1.00x	0% / 100%	0.0%	0.0%
Gartner[3]	Apr-05	$951	4 / 1	20%	20%	80%	20%	1.00x	0% / 100%	0.0%	0.0%
Agere Systems	Dec-04	$2,533	4 / 1	52%	52%	81%	52%	1.00x	0% / 100%	0.0%	0.0%
Alberto-Culver Company	Oct-03	$3,598	10 / 1	45%	45%	89%	45%	1.00x	0% / 100%	0.0%	0.0%
Pilgrim's Pride Corporation	Aug-03	$492	20 / 1	67%	67%	98%	67%	1.00x	0% / 100%	0.0%	0.0%
Jo-Ann Stores	May-03	$409	1 / 0	53%	56%	100%	56%	1.15x	0% / 100%	15.0%	7.9%
CommonWealth Telephone	Apr-03	$939	15 / 1	9%	9%	58%	9%	1.09x	0% / 100%	9.0%	0.8%
Readers Digest[4]	Oct-02	$1,553	1 / 0	12%	10%	100%	10%	1.22x	41% / 59%	29.8%	3.7%
Freeport-Mcmoran[3]	Feb-02	$2,094	4 / 1	61%	61%	80%	61%	1.00x	0% / 100%	0.0%	0.0%
Conoco	Jul-01	$17,535	5 / 1	70%	70%	92%	70%	1.00x	0% / 100%	0.0%	0.0%
Waddell & Reed Financial	Apr-01	$2,326	5 / 1	45%	45%	81%	45%	1.00x	0% / 100%	0.0%	0.0%
AmSurg Corp	Mar-01	$337	10 / 1	25%	25%	77%	25%	1.00x	0% / 100%	0.0%	0.0%
Raytheon[3]	Jan-01	$10,585	9.6 / 1	30%	30%	80%	30%	1.00x	0% / 100%	0.0%	0.0%
Continental Airlines	Nov-00	$3,037	10 / 1	19%	11%	70%	11%	1.32x	61% / 39%	30.6%	5.7%
JM Smucker	May-00	$438	10 / 0	50%	50%	100%	50%	1.00x	0% / 100%	0.0%	0.0%
Mitchell Energy & Development	Apr-00	$1,031	1 / 0	45%	45%	100%	45%	1.00x	0% / 100%	0.0%	0.0%
Dairy Mart Convenience Stores	Nov-99	$19	10 / 1	31%	33%	82%	33%	1.10x	0% / 100%	10.0%	3.1%
PacifiCare Health Systems[5]	May-99	$3,919	1 / 0	32%	22%	100%	22%	1.00x	43% / 57%	4.8%	1.5%
The Cherry Corporation	Mar-99	$138	1 / 0	41%	41%	100%	41%	1.00x	0% / 100%	0.0%	0.0%
Scott Technologies	Oct-98	$198	20 / 1	25%	25%	87%	25%	1.00x	0% / 100%	0.0%	0.0%
NPC International	May-95	$147	1 / 0	50%	50%	100%	50%	1.00x	7% / 93%	7.2%	3.6%
									Cash Consideration		
Low				**9%**	**9%**	**58%**	**9%**	**1.00x**	**0%**	**0.0%**	**0.0%**
Mean				**41%**	**40%**	**89%**	**40%**	**1.03x**	**5%**	**3.8%**	**0.9%**
Median				**43%**	**43%**	**90%**	**43%**	**1.00x**	**0%**	**0.0%**	**0.0%**
High				**74%**	**74%**	**100%**	**74%**	**1.32x**	**61%**	**30.6%**	**7.9%**
Illustrative Hubbell	**Aug-15**	**$5,669**	**20 / 1**	**12%**	**12%**	**74%**	**12%**	**1.00x**	**22%**	**28.3%**	**3.5%**

Source: Public filings, FactSet, Capital IQ. Note: Grey shading represents premium Change of Control Reclassification transactions for high vote shareholders.
(1) Defined as ((Cash + Stock Consideration at Low Vote Share Price) / (Pre-Reclassification Value at Low Vote Share Price) – 1).
(2) Defined as (Total High Vote Premium (%) * High Vote Equity Ownership Pre-Reclassification * Equity Value) / Equity Value – 1.
(3) Voting Ownership Pre-Class represents % of Board Representation High Vote class shareholders are permitted to elect.
(4) Readers Digest based on amended terms as of October 2002.
(5) Includes $60mm cash payment to UniHealth for agreeing to sell shares back to the Company over time at prevailing market prices subject to a min/max cap.

Appendix

Supplemental Materials

Current Market Overview

Public Market Overview & Financial Summary

Public Market Overview	
Price - B Shares	$98.92
Price - A Shares	$92.31
Diluted Shares - B[1]	50.6
Diluted Shares - A[1]	7.2
Market Cap	**$5,669**
Plus: Debt / NCI	$607
Less: Cash / Short-Term Investments	($455)
Enterprise Value	**$5,821**

Trading Multiples and Consensus Projections

Multiples	**LTM**	**2015**	**2016**
EV / Revenue	1.70x	1.67x	1.61x
EV / Adj. EBITDA	9.6x	10.5x	9.2x
P / EPS[2]	17.8x	19.5x	16.4x
Metrics			
Revenue	$3,428	$3,476	$3,615
Adjusted EBITDA	604	556	632
EPS	$5.57	$5.07	$6.02

Credit Metrics	
Debt / LTM EBITDA	1.0x
Net Debt / LTM EBITDA	0.2x

Relative Stock Price Performance



$150
$140
$130
$120
$110
$100
$90
$80
$70
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15
+52%
+39%
$98.92
+19%
Hubbell B
Peer Average
S&P 500

Source: Public filings and FactSet as of 8/21/15. 2015 & 2016 projections based on I/B/E/S Consensus estimates as of 8/19/15.
Note: Peer Average includes Amphenol, Legrand, Acuity Brands, Cree, Belden, Danaher, Emerson, ITW, Eaton, Parker-Hannifin, Roper, Rockwell Automation and Stanley Black & Decker
(1) Includes basic shares outstanding per the reclassification agreement.
(2) P / EPS based on B share price.

Class A / Class B Shares Overview

Description	▪ Per the reclassification agreement, Hubbell has **7.2mm shares of Class A** Common Stock ("Class A Shares") outstanding and **50.6mm shares of Class B** Common Stock ("Class B Shares") outstanding ▪ Class A and Class B shares vote as single class[(1)]; **Class A shares entitled to 20 votes**, Class B shares entitled to one vote ▪ **In all other respects**, holders of Class A and Class B shares have **identical rights and privileges** on the basis of number of shares except that the stock dividends may be declared and paid on shares of Class A shares in whole or in part in shares of Class B shares ▪ Class A shares are **not** convertible into Class B shares (or vice versa)
Ownership	▪ Class A shareholders as a group control **74% of voting interests** and are entitled to **12% of economic interests** – Bessemer Trust holds **49% of Class A shares** implying **36% of voting rights** • **"Negative control"** due to CT Business Combination rule (requires 2/3rd supermajority vote for Business Combination including sale of the company) – Remaining non-Trust A shares are diffusely held; three hedge funds (Mason, Adage, Gruss) in aggregate hold an additional 20% of Class A shares or 15% of voting rights ▪ Class B shareholders as a group control **26% of voting interest** and are entitled to **88% of the economic interest**
Shareholder Rights Plan	▪ Trigger = 20% of Class A shares ▪ Permitted Offer = Fully-financed all-cash offer for all shares at same price

(1) Except as otherwise provided by law (such as in the case of charter amendments that adversely affect the rights of a class or result in a reclassification of different classes of shares).

Detailed Ownership Overview

Rank	Hubbell Class A Shares		
		Shares O/S	
Rank	Institution	Number	%
1	Bessemer Trust	3,488,460	48.7%
2	Mason Capital Management	630,489	8.8%
3	Adage Capital Management	584,532	8.2%
4	Gruss Capital Management	232,410	3.2%
5	Ionic Capital Management	83,467	1.2%
6	Thompson Rubinstein Investment Management	60,763	0.8%
7	Renaissance Technologies	47,800	0.7%
8	Bank of New York Mellon Asset Management	26,394	0.4%
9	Beck, Mack & Oliver	25,264	0.4%
10	Jet Capital Investors	23,834	0.3%
	Other	1,964,093	27.4%
	Total	**7,167,506**	***100.0%***

Rank	Hubbell Class B Shares		
		Shares O/S	
Rank	Institution	Number	%
1	Capital Research & Management	3,430,000	6.8%
2	Vanguard	3,283,971	6.5%
3	BlackRock	3,282,662	6.5%
4	JPMorgan Investment Management	2,359,267	4.7%
5	Fidelity Management & Research	1,834,290	3.6%
6	Artisan Partners	1,794,442	3.5%
7	SSgA Funds Management	1,438,447	2.8%
8	Goldman Sachs Asset Management	1,242,651	2.5%
9	Citadel Advisors	1,121,558	2.2%
10	Senator Investment Group	1,100,000	2.2%
	Other	29,732,735	58.7%
	Total	**50,620,023**	***100.0%***

Source: FactSet.
Note: Top 10 shareholders based on filings as of June 30, 2015; Total shares based on Reclassification Agreement.

Hubbell Financial Projections

		Hubbell Mgmt. Projections - June '15 (w/o Acquisitions)	June 1, 2015 I/B/E/S Consensus				Aug 19, 2015 I/B/E/S Consensus				Memo: Mgmt. Projections with Acquisitions
			Low	Mean	High	Strategic Plan vs. Range	Low	Mean	High	Strategic Plan vs. Range	
Revenue	2015E	$3,575	$3,457	$3,534	$3,575	In the Range	$3,466	$3,476	$3,488	Above	$3,575
	2016E	$3,680	$3,559	$3,679	$3,871	In the Range	$3,549	$3,615	$3,736	In the Range	$3,830
	2017E	$3,895	$3,666	$3,832	$4,043	In the Range	$3,620	$3,740	$3,904	In the Range	$4,250
EBITDA[(1)]	2015E	$612	$592	$603	$619	In the Range	$544	$556	$566	Above	$612
	2016E	$640	$641	$661	$677	Below	$613	$632	$646	In the Range	$655
	2017E	$670	$673	$704	$756	Below	$645	$676	$723	In the Range	$710
EBIT	2015E	$532	$503	$514	$532	In the Range	$462	$476	$483	Above	$532
	2016E	$560	$560	$571	$589	In the Range	$529	$550	$569	In the Range	$575
	2017E	$585	$594	$623	$686	Below	$562	$598	$663	In the Range	$625
Capex	2015E	$80	$66	$69	$75	Above	$60	$68	$75	Above	$80
	2016E	$80	$55	$66	$73	Above	$60	$67	$76	Above	$80
	2017E	$85	$65	$73	$80	Above	$65	$74	$83	Above	$85

Source: Management financial projections as of June 2015 and I/B/E/S consensus estimates as of June 1, 2015 and August 19, 2015.
Note: Consensus estimates rounded to the nearest whole number.
(1) EBITDA calculated per Management provided EBIT and D&A projections.